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                                                                    EXHIBIT 10.9

                           KOFAX IMAGE PRODUCTS, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

      (Granted under the 1997 Stock Option Plan for Non-Employee Directors)

         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is entered into as of __________________, 19__, by and between Kofax Image Products, Inc., a Delaware corporation (the "Company") and ________________________ (the "Optionee") pursuant to the Company's 1997 Stock Option Plan for Non-Employee Directors (the "Plan").

         1. GRANT OF OPTION. The Company hereby irrevocably grants to the Optionee an option (the "Option") to purchase all or any portion of a total of ____________ shares (the "Shares") of the Common Stock of the Company at a purchase price of $ ___________ per share (the "Exercise Price"), subject to the terms and conditions set forth herein and the provisions of the Plan. This Option is not intended to qualify as an "incentive stock option" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but is intended to be a "nonqualified stock option."

         2. VESTING OF OPTION. The right to exercise this Option shall vest in installments, in the amounts and on the dates set forth below, provided that the Optionee remains in "Continuous Service" (as defined in Section 3 below) of the Company as of the date of vesting:

            (a) From and after the date of this Agreement (the "Vesting
                Commencement Date") and until one (1) year from the Vesting Commencement Date, the Option may not be exercised as to any of the Shares subject to the Option;

            (b) one-fourth, or 25%, of the number of Shares subject to this
                Option (rounded to the nearest whole number) shall vest on the first anniversary of the Vesting Commencement Date;

            (c) an additional one-fourth, or 25%, of the number of Shares subject to this Option (rounded to the nearest whole number) shall vest annually thereafter for two (2) successive years, commencing on the date that is one year after the first anniversary of the Vesting Commencement Date and continuing on the same date of the next annual period thereafter; and

            (d) the remaining Shares subject to this Option shall vest on the fourth anniversary of the Vesting Commencement Date.

The right to exercise may vest sooner as provided in Section 10 below. The Administrator of the Plan shall have the right, but not the obligation, to accelerate the vesting of this Option. Notwithstanding the foregoing, no shares shall vest after the date of termination of the Optionee's "Continuous Service" (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 4 below with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service.


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         3. TERM OF OPTION. The Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

            (a) the expiration of ten (10) years from the date of this Agreement;

            (b) the expiration of six (6) months from the date of termination of the Optionee's Continuous Service if such termination occurs for any reason, including Disability or death; or

            (c) a Change in Control of the Company if such options are terminated pursuant to Section 10.

         As used herein, the term "Continuous Service" means service as a member of the Board of Directors of the Company.

         4. EXERCISE OF OPTION. On or after the vesting of any portion of this Option in accordance with Section 2 above, and until termination of this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after Optionee's death, by the successor designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

            (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

            (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price by delivery of Company Stock (as defined in the Plan) owned by the Optionee with the consent of the Administrator under Section 7.5 of the Plan);

            (c) a check or cash in the amount reasonably requested by the Administrator to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Administrator and the Optionee shall have made other arrangements for deductions or withholding from any compensation payable to Optionee, if any, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Company Stock owned by the Optionee in accordance with Section 7.5 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

            (d) a letter, if requested by the Administrator, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

         5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of the Optionee's death, and provided the Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, the Optionee's legal representative, the Optionee's


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legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

         6. REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

            (a) The Optionee represents and warrants that this Option is being acquired by the Optionee for the Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

            (b) The Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the "Act"), on the basis of certain exemptions from such registration requirement. Accordingly, the Optionee agrees that the Optionee's exercise of the Option may be expressly conditioned upon the Optionee's delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that the Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by the Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer. The Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, the Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

            (c) The Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

         7. RESTRICTIVE LEGENDS. The Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which the Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and the Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

         8. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to the Optionee pursuant to this Option. Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company's counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

         9. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of


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a recapitalization, stock split, combination of shares, reclassification, stock dividend or other similar change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 9.1 of the Plan.

         10. MERGERS AND OTHER REORGANIZATIONS OF COMPANY. In the event that the Company at any time proposes to merge into, consolidate with or to enter into any other reorganization as a result of which either the Company is not the surviving corporation or the Company is the surviving corporation and the ownership of the voting power of the Company's capital stock changes by more than 50% as a result of such transaction (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity pursuant to which the ownership of the outstanding voting capital stock shall change by at least 50%) (a "Change in Control"), this Option, if not already exercisable, shall concurrent with and conditioned upon the effective date of the proposed transaction, be accelerated and the Optionee shall have the right to exercise the Option in respect to any or all of the Shares at such time. In addition, in the event of a Change in Control, this Option shall terminate upon the effective date of such transaction unless provision is made in writing in connection with such transaction for the continuance or assumption of this Option or the substitution for this Option of a new option of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and the Exercise Price, in which event this Option or the new option substituted therefor shall continue in the manner and under the terms so provided. If such provision is not made in such transaction, then the Administrator shall cause written notice of the proposed transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

         11. RIGHTS AS STOCKHOLDER. The Optionee (or transferee of this Option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

         12. "MARKET STAND-OFF" AGREEMENT. The Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities, the Optionee will not sell or otherwise transfer or dispose of any Shares held by the Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

         13. INTERPRETATION. This Option is granted pursuant to the terms of the Plan, all defined terms, unless otherwise defined herein, shall have the meaning set forth in the Plan, and this Option shall in all respects be interpreted in accordance with the Plan. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee.


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         14. NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at the Optionee's most recent address as shown in the stock records of the Company.

         15. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"KOFAX IMAGE PRODUCTS, INC."                   "OPTIONEE"



By: ________________________________           _________________________________
Its: _______________________________           (Signature)


                                               _________________________________
                                               (Type or print name)



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